Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274053

Prospectus Supplement

(To Prospectus dated August 29, 2023)

GORILLA TECHNOLOGY GROUP INC.

2,529,946 Ordinary Shares

Pre-Funded Warrants to Purchase 3,470,054 Ordinary Shares

3,470,054 Ordinary Shares Issuable Upon Exercise of Pre-Funded Warrants

We are offering 2,529,946 ordinary shares and pre-funded warrants to purchase 3,470,054 ordinary shares in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant equals the price per share at which our ordinary shares are being sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant equals $0.0001 per share. This prospectus supplement also relates to the offering of ordinary shares issuable upon exercise of such pre-funded warrants.

Our ordinary shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “GRRR.” On June 30, 2025, the closing price for our ordinary shares was $19.89 per ordinary share. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

We have engaged Titan Partners Group LLC, a division of American Capital Partners, LLC, to act as our sole placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference herein and therein including, but not limited to, the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2024, to read about factors you should consider before buying our securities.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering Price	$17.50	$17.4999	$104,999,653.00
Placement agent fees(1)	$0.99071	$1.05	$6,150,000.00
Proceeds to Gorilla, before expenses(2)	$16.50929	$16.4499	$98,849,653.00

(1)	We have agreed to pay the Placement Agent an aggregate cash placement fee equal to up to 6.0% of the gross proceeds in this offering. We have also agreed to (i) reimburse the Placement Agent for certain expenses incurred in connection with this offering and (ii) issue to the Placement Agent warrants to purchase ordinary shares. The Placement Agent warrants and the ordinary shares underlying the Placement Agent warrants are being registered pursuant to this prospectus supplement and accompanying prospectus. See the section titled “Plan of Distribution” for additional disclosure regarding the Placement Agent fees.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants being delivered in this offering.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares and the pre-funded warrants is expected to be made on or about July 2, 2025.

Sole Placement Agent

Titan Partners Group

a division of American Capital Partners

The date of this prospectus supplement is June 30, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find Additional Information” in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-274053) we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $300,000,000 of our debt securities, ordinary shares, preferred shares, depositary shares, warrants and rights.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc. and its subsidiaries.

S-ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-5 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

Overview

Gorilla is a global solution provider in Security Intelligence, Network Intelligence, Business Intelligence and IoT technology. With a strong presence in Asia Pacific, the United States, Europe, the Middle East, and Latin America, we deliver AI-driven solutions that power Smart Cities, Enterprises, Government, Manufacturing, Telecommunications, Retail, Transportation, Logistics, Healthcare, and Education.

Our expertise lies in revolutionizing urban operations, enhancing security, and optimizing digital transformation. We deliver pioneering products that integrate AI, deep learning, and edge computing to advance intelligent video surveillance, facial recognition, license plate recognition, post-event analytics, cybersecurity, and network intelligence. By leveraging these innovations, we empower governments and enterprises to increase efficiency, security, and resilience, ultimately improving the quality of life for people worldwide.

Corporate Information

We were incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is www.gorilla-technology.com, and our telephone number is +442039880574. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq requirements, provided that we disclose those Nasdaq requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

We intend to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring our independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. We will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. We will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. We are not required to and, in reliance on home country practice, we do not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of our Amended and Restated Memorandum and Articles of Association, our board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

The Offering

Securities offered by us	2,529,946 ordinary shares. We are also offering pre-funded warrants to purchase 3,470,054 ordinary shares. The purchase price of each pre-funded warrant is equal to the price per share at which the ordinary shares are being sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. Each pre-funded warrant is exercisable at any time after the date of execution, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the pre-funded warrants.

Placement Agent Warrants	We have agreed to issue warrants to the Placement Agent to purchase up to 120,000 ordinary shares (equal to two percent (2.0%) of the aggregate number of ordinary shares and pre-funded warrants sold in this offering) (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable at a price of $21.00 per ordinary share. The Placement Agent Warrants are exercisable at any time and from time to time, in whole or in part, on and after the initial issuance date and expiring on the five-year anniversary of the initial issuance date. The Placement Agent Warrants and the ordinary shares underlying the Placement Agent Warrants are being registered pursuant to this prospectus supplement. See “Plan of Distribution” on page S-24.

Ordinary shares to be outstanding after this offering	22,669,015 ordinary shares, assuming no exercise of any pre-funded warrants or Placement Agent Warrants offered hereby. Assuming all of the pre-funded warrants were immediately exercised, there would be 26,139,069 ordinary shares outstanding after this offering.

Plan of Distribution	See “Plan of Distribution” on page S-24.

Use of proceeds	We intend to use the net proceeds from this offering, primarily for working capital needs, particularly to establish performance guarantees or bid bonds, establish statutory capital reserves and meet other requirements in connection with bids for various projects, in connection with previously announced acquisitions of two technology solution providers in Thailand, and for other general corporate purposes. The pending acquisitions in Thailand are expected to be financed with an immaterial portion of the net proceeds from this offering. As of the date of this prospectus supplement, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities, if any. See “Use of Proceeds” on page S-9.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities..

Nasdaq symbol	“GRRR”

The number of our ordinary shares to be outstanding immediately after this offering is 22,669,015, which is based on 20,139,069 ordinary shares outstanding as of June 27, 2025 and assumes no exercise of the pre-funded warrants or the Placement Agent Warrants. The number of ordinary shares outstanding as of June 27, 2025 excludes:

●	1,485,978 ordinary shares held in treasury;

●	958,272 ordinary shares issuable upon exercise of warrants outstanding as of June 27, 2025 at a weighted average exercise price of $115.00 per ordinary share;

●	179,609 ordinary shares underlying vested, deferred restricted stock units;

●	48,900 ordinary shares issuance upon the exercise of options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program as of June 27, 2025 at a weighted average exercise price of $11.66 per ordinary share; and

●	600,000 ordinary shares issuable upon the cash exercise of Gorilla’s Series C Ordinary Share Purchase Warrants.

The 1,485,978 ordinary shares held in treasury comprises a portion of the ordinary shares issued in this offering. Immediately after this offering, there will be no ordinary shares held in treasury outstanding.

RISK FACTORS

Investing in our securities involves substantial risk. Before investing in our securities, you should carefully consider the risks set forth under the captions “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 (“2024 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 30, 2025, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before acquiring any of our securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our ordinary shares to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Forward-Looking Statements.”

Risks Related to Our Ordinary Shares and this Offering

Historically, our share price has been volatile, and this is likely to continue; purchasers of our ordinary shares could incur substantial losses as a result.

Historically, the market price of our ordinary shares has fluctuated significantly, and we expect that this will continue. Purchasers of our ordinary shares could incur substantial losses relating to their investment in our shares as a result. The stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our ordinary shares, which could cause purchasers of our ordinary shares to incur substantial losses. The market price for our ordinary shares may be influenced by many factors, including:

●	developments in our business or with respect to our projects;

●	the success of competitive products or technologies;

●	regulatory developments in Egypt, Thailand, Taiwan, the United Kingdom and other foreign countries;

●	developments or disputes concerning patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in our industries and issuance of new or changed securities analysts’ reports or recommendations;

●	the failure of securities analysts to cover our ordinary shares or changes in financial estimates by analysts;

●	the inability to meet the financial estimates of analysts who follow our ordinary shares;

●	investor perception of our company and of our targeted markets; and

●	general economic, political and market conditions.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our ordinary shares to decline.

A large number of ordinary shares may be sold in the market following this offering, which may depress the market price of our ordinary shares.

All of our ordinary shares and ordinary shares underlying the pre-funded warrants sold in the offering will be freely tradable upon issuance without restriction or further registration under the Securities Act. As a result, a substantial number of our ordinary shares may be sold in the public market following this offering, which may cause the market price of our ordinary shares to decline. If there are more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell the ordinary shares.

You will experience immediate and substantial dilution in the book value per share of the ordinary shares you purchase in the offering. In addition, holders of our ordinary shares may incur dilution due to issuances pursuant to the exercise of outstanding options or warrants or the conversion of outstanding preference shares.

You will incur immediate and substantial dilution as a result of this offering. The offering price per ordinary share offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per ordinary share. Accordingly, at the offering price of $17.50 per ordinary share, purchasers of ordinary shares in this offering will experience immediate dilution of $9.63 per ordinary share in as adjusted net tangible book value of the ordinary shares. In addition, as of June 27, 2025, there were 48,900 ordinary shares issuable subject to outstanding options at a weighted average exercise price of $11.66 per share, 600,000 ordinary shares issuable upon the exercise of outstanding Series C Ordinary Share Purchase Warrants at an exercise price of $5.90 per share and 958,272 ordinary shares issuable upon the exercise of outstanding warrants. In addition, there are 179,609 ordinary shares issuable pursuant to vested, deferred restricted stock units. To the extent that additional ordinary shares are issued upon exercise of these outstanding options or warrants. Furthermore, if the pre-funded warrants offered hereby or the Placement Agent Warrants are exercised, you will incur further dilution. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

You may experience future dilution as a result of this offering and future equity offerings.

To raise additional capital, we may in the future offer ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the prices per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the prices per share paid by investors in this offering.

We may require additional capital funding, the receipt of which may impair the value of our ordinary shares.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing ordinary shares.

We may not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant may be exercised by way of a cashless exercise, subject to certain limitations, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the exercise of the pre-funded warrants

Holders of pre-funded warrants purchased in this offering will have no rights as holders of our ordinary shares with respect to the shares underlying such pre-funded warrants until such holders exercise their pre-funded warrants and acquire our ordinary shares.

Until holders of pre-funded warrants acquire ordinary shares upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the ordinary shares underlying such pre-funded warrants including with respect to dividends and voting rights. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our ordinary shares only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our ordinary shares may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

FORWARD-LOOKING STATEMENTS

The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These factors are discussed in the risk factors described in the 2024 Form 20-F and this prospectus supplement and the accompanying prospectus, as well as the “Special Note Regarding Forward-Looking Statements and Risk Factor Summary” section of the 2024 Form 20-F, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the ordinary shares and the pre-funded warrants offered hereby will be $98.8 million after deducting placement agent fees but before paying estimated offering expenses payable by us and assuming no exercise of the pre-funded warrants or the Placement Agent Warrants. We will receive nominal proceeds, if any, upon exercise of the pre-funded warrants. We will only receive additional proceeds from the exercise of the Placement Agent Warrants in connection with this offering if the Placement Agent Warrants are exercised in exchange for cash at their exercise price of $21.00.

We intend to use the net proceeds from this offering, if any, primarily for working capital needs, particularly to establish performance guarantees or bid bonds, establish statutory capital reserves and meet other requirements in connection with bids for various projects, in connection with previously announced acquisitions of two technology solution providers in Thailand, and for other general corporate purposes. The pending acquisitions in Thailand are expected to be financed with an immaterial portion of the net proceeds from this offering. As of the date of this prospectus, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities, if any. Pending any use of the net proceeds from this offering, if any, we intend to deposit the proceeds in checking or money market accounts, or invest in short term highly rated investments, at financial institutions.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share after giving effect to this offering. We calculate net tangible book value per ordinary share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of outstanding ordinary shares. Dilution represents the difference between the price per ordinary share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per ordinary share of our ordinary shares immediately after giving effect to this offering. Our net tangible book value as of December 31, 2024 was approximately $63.56 million, or $3.52 per ordinary share.

After giving effect to the sale of 2,529,946 ordinary shares at an offering price of $17.50 per share and pre-funded warrants to purchase 3,470,054 ordinary shares at the offering price of $17.4999 per pre-funded warrant (which equals the offering price per share of our ordinary shares less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding ordinary shares issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), our as adjusted net tangible book value as of December 31, 2024, would have been approximately $161.98 million, or $7.87 per ordinary share. This represents an immediate increase in the net tangible book value of $4.35 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of $9.63 per ordinary share to new investors.

The following table illustrates this per ordinary share dilution:

Public offering price per ordinary share		$17.50
Net tangible book value per ordinary share as of December 31, 2024	$3.52
Increase in net tangible book value per ordinary share attributable to this offering	$4.35
As adjusted net tangible book value per ordinary share as of December 31, 2024, after giving effect to this offering(1)		$7.87
Dilution per share to new investors purchasing shares in this offering		$9.63

(1)	As adjusted net tangible book value per share and dilution per share take into account the net proceeds from the sale of the pre-funded warrants but not the ordinary shares to be issued upon exercise of the pre-funded warrants.

If holders of pre-funded warrants exercise the pre-funded warrants in full, the as adjusted net tangible book value per share of ordinary shares after giving effect to this offering would be $6.73 per share, and the dilution in net tangible book value per share to investors purchasing ordinary shares in this offering would be $10.77 per share.

The above discussion and table are based on 18,058,135 ordinary shares issued and outstanding as of December 31, 2024 and assumes no exercise of the Placement Agent Warrants.

To the extent that options or warrants outstanding as of December 31, 2024 have been or are exercised, or other ordinary shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these ordinary shares could result in further dilution to our shareholders.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of December 31, 2024 on an actual basis, and as adjusted to give effect to the offering, assuming no exercise of the pre-funded warrants or the Placement Agent Warrants.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Item 5: Operating and Financial Review and Prospects” in our 2024 Form 20-F filed on April 30, 2025 and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

	As of December 31, 2024
	Actual	As Adjusted(1)
Cash and cash equivalents	$21,699,202	$120,115,549
Debt:
Financial liabilities at fair value through profit or loss	$20,082,272	$20,082,272
Current borrowings	$17,045,829	$17,045,829
Non-current borrowings	$4,372,188	$4,372,188
Total indebtedness	$41,500,289	$41,500,289
Total equity	$73,103,853	$171,520,200
Total capitalization	$114,604,142	$213,020,489

(1)	As adjusted for the issuance of the ordinary shares and the pre-funded warrants and receipt of the net proceeds thereof, including estimate expenses in connection with this offering other than the placement agent fees, but excluding the proceeds, if any, from the exercise of the pre-funded warrants. Excludes the proceeds, from the exercise of the Company’s existing warrants after December 31, 2024 and prior to this offering.

DESCRIPTION OF SECURITIES

In this offering, we are offering ordinary shares and pre-funded warrants. In the discussion that follows, we have summarized selected provisions of our amended and restated memorandum and articles of association, as well as included a brief summary of certain terms and conditions of the ordinary shares and the pre-funded warrants being offered by us—which are subject in all respects to the provisions of our amended and restated memorandum and articles of association and the pre-funded warrants. You should read our amended and restated memorandum and articles of association as is currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find Additional Information.”

Authorized and Outstanding Capital Stock

Our authorized share capital consists of 73,500,000 ordinary shares of a par value of US$0.001 each and 15,000,000 preference shares of a par value of US$0.0001, of which 20,139,069 ordinary shares were issued and outstanding as of June 27, 2025, which amount does not include 1,485,978 treasury shares currently outstanding but does include Earnout Shares (as defined in our 2024 Form 20-F) currently held in escrow. In addition, as of June 27, 2025, warrants exercisable for an aggregate 958,272 ordinary shares were outstanding and Series C Ordinary Share Purchase Warrants exercisable for an aggregate 600,000 ordinary shares were outstanding. As of December 31, 2024, 18,058,135 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2024 and June 27, 2025 is the result of (i) the issuance of 1,000,000 ordinary shares pursuant to the exercise of 10,000,000 Series A Ordinary Share Purchase Warrants, (ii) the issuance of 206,249 ordinary shares pursuant to the exercise of 2,062,500 Series B Ordinary Share Purchase Warrants (iii) the issuance of 942,858 ordinary shares pursuant to the exercise of 942,858 Series C Ordinary Share Purchase Warrants and (iv) the issuance of 16,177 ordinary shares upon vesting and settlement of restricted stock units to employees under the Gorilla Technology Group Inc. 2023 Omnibus Incentive Plan, (v) the issuance of 1,521 ordinary shares upon the exercise of stock options granted to employees under the Gorilla Technology Group Inc. Employee Stock Option Program, (vi) issuances of 15,000 ordinary shares as share-based payment for professional services, and (vii) a reduction of 100,871 ordinary shares outstanding pursuant to repurchases under the Company’s share buyback program. As of June 27, 2025, we had 48,900 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $11.66.

The number of our ordinary shares to be outstanding immediately after this offering is 22,669,015 which is based on 20,139,069 ordinary shares outstanding as of June 27, 2025 and assumes no exercise of the pre-funded warrants or the Placement Agent Warrants. The number of ordinary shares outstanding as of June 27, 2025 excludes:

●	1,485,978 ordinary shares held in treasury;

●	179,609 ordinary shares underlying vested, deferred restricted stock units;

●	958,272 ordinary shares issuable upon exercise of warrants outstanding as of June 27, 2025 at a weighted average exercise price of $115.00 per ordinary share;

●	48,900 ordinary shares issuance upon the exercise of options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program as of June 27, 2025 at a weighted average exercise price of $11.66 per ordinary share; and

●	600,000 ordinary shares issuable upon the cash exercise of Gorilla’s Series C Ordinary Share Purchase Warrants.

The 1,485,978 ordinary shares held in treasury comprises a portion of the ordinary shares issued in this offering. Immediately after this offering, there will be no ordinary shares held in treasury outstanding.

Description of Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights. The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Description of Pre-Funded Warrants

Form. The pre-funded warrants will be issued as individual warrant agreements to each individual purchaser of a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC.

Term. The pre-funded warrants do not expire.

Exerciability. The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of ordinary shares purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the pre-funded warrant. No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant.

Exercise Limitations. Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, or (i) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Exercise Price. The exercise price per whole share of our ordinary shares issuable upon the exercise of the pre-funded warrants is $0.0001 per share of our ordinary shares. The exercise price of the pre-funded warrants and the number of ordinary shares issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, shares or other property to our shareholders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the purchasers. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange Listing. We do not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants, and any additional consideration receivable as a result of such fundamental transaction.

No Rights as a Shareholder. Except by virtue of such holder’s ownership of ordinary shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights or the rights to receive dividends, until the holder exercises the pre-funded warrant.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, LLC. Its address is 1 State Street, 30th Floor, New York, New York 10004.

Our ordinary shares are listed on the Nasdaq under the symbol “GRRR.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF ORDINARY SHARES OR PRE-FUNDED WARRANTS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of ordinary shares and pre-funded warrants. This discussion applies only to ordinary shares and pre-funded warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of ordinary shares and pre-funded warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Gorilla has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers or traders in securities;

●	traders in securities that elect to mark to market interested party transactions that require shareholder approval;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding ordinary shares and/or pre-funded warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares and/or pre-funded warrants, as the case may be, being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the ordinary shares;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received ordinary shares and/or pre-funded warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of ordinary shares and/or pre-funded warrants, as the case may be, that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or;

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares and/or pre-funded warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES AND PRE-FUNDED WARRANTS WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES AND PRE-FUNDED WARRANTS.

Treatment of the Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as an ordinary share for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of such ordinary shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the ordinary share received. Similarly, the tax basis of the pre-funded warrant should carry over to the ordinary share received upon exercise, increased by the exercise price of $0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire ordinary shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in pre-funded warrants could change, and a U.S. Holder may not be entitled to make the “Mark-to-Market Election” described below with respect to the pre-funded warrants to mitigate PFIC consequences in the event that we are classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

U.S. Holders

Distributions on ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants

If Gorilla makes distributions of cash or property on the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of Gorilla’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If Gorilla does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States, or (b) Gorilla is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

●	Gorilla is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements; and

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

It is not expected that Gorilla will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, Gorilla will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants.

For United States foreign tax credit purposes, dividends paid on our ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares, pre-funded warrants and ordinary shares received upon exercise of ordinary shares.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrantsin an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants could be materially different from that described above, if Gorilla is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income; or

●	at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Gorilla will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Gorilla owns, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of Gorilla and its subsidiaries, there is no risk Gorilla may be treated as a PFIC for the current taxable year. However, there can be no assurances in this regard, nor can there be any assurances that Gorilla will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Gorilla can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Gorilla or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether Gorilla or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Gorilla’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of Gorilla’s or any of its subsidiaries’ income or composition of Gorilla’s or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Gorilla were considered a PFIC at any time that a U.S. Holder owns ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, Gorilla would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants at their fair market value on the last day of the last taxable year in which Gorilla is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Gorilla subsequently becomes a PFIC.

For each taxable year that Gorilla is treated as a PFIC with respect to a U.S. Holder’s ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants;

●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Gorilla is a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Gorilla may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Gorilla does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Gorilla’s subsidiaries.

If Gorilla is a PFIC, a U.S. Holder of ordinary shares pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants only if Gorilla provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Gorilla will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants in the event Gorilla is treated as a PFIC for any taxable year. There can be no assurance, however, that Gorilla will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event Gorilla is a PFIC, a U.S. Holder that makes a QEF election with respect to its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants would generally be required to include in income for each year that Gorilla is treated as a PFIC the U.S. Holder’s pro rata share of Gorilla’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants. Any net deficits or net capital losses of Gorilla for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants by a corresponding amount.

If Gorilla owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Gorilla’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants in which Gorilla is a PFIC, then the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants to elect out of the Excess Distribution Rules discussed above if Gorilla is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, such U.S. Holder will include in income for each year that Gorilla is treated as a PFIC with respect to such ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants an amount equal to the excess, if any, of the fair market value of the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, as well as to any loss realized on the actual sale or disposition of the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants previously included in income. A U.S. Holder’s basis in the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Gorilla makes would generally be subject to the rules discussed above under “— Distributions on ordinary shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Gorilla.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants in which Gorilla is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Gorilla is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

This section applies to Non-U.S. Holders of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrantsthat is not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants or (ii) gain realized upon the sale or other taxable disposition of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants generally will not be subject to U.S. federal income taxation unless:

●	the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, and the proceeds received on sale or other taxable disposition of ordinary shares pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants and proceeds from the sale, exchange, redemption or other disposition of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants and proceeds from the sale of other disposition of ordinary shares, pre-funded warrants or ordinary shares received upon exercise of pre-funded warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

PLAN OF DISTRIBUTION

Titan Partners Group LLC, a division of American Capital Partners, LLC has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated June 30, 2025, between us and the Placement Agent (the “Placement Agency Agreement”). The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we have entered into a securities purchase agreement directly with each investor in connection with this offering.

Delivery of the securities offered hereby is expected to take place on or about July 2, 2025, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against specified liabilities, including, but not limited to, liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below. The following table shows the per ordinary share and per pre-funded warrant and total cash fees we will pay to the Placement Agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering Price	$17.50	$17.4999	$104,999,653.00
Placement Agent fees(1)	$0.99071	$1.05	$6,150,000.00
Proceeds to Gorilla, before expenses(2)	$16.50929	$16.4499	$98,849,653.00

(1)	We have agreed to pay the Placement Agent an aggregate cash placement fee equal to up to 6.0% of the gross proceeds in this offering.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants being delivered in this offering.

We have also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by it in connection with this offering in an aggregate amount up to $125,000. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution

Placement Agent Warrants

Upon the closing of this offering, we have agreed to issue warrants to the Placement Agent to purchase up to 120,000 ordinary shares (equal to two percent (2.0%) of the aggregate number of ordinary shares and pre-funded warrants sold in this offering). The Placement Agent Warrants will be exercisable at a price of $21.00 per ordinary share. The Placement Agent Warrants are exercisable at any time and from time to time, in whole or in part, on or after the initial issuance date and expiring on the five-year anniversary of the initial issuance date. The Placement Agent Warrants and the ordinary shares underlying the Placement Agent Warrants are being registered pursuant to this prospectus supplement.

Listing

Our ordinary shares are listed on Nasdaq under the trading symbol “GRRR.” We do not intend to list the pre-funded warrants on Nasdaq, any other nationally recognized securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the Placement Agent, from the date hereof until forty-five (45) days after the closing of this offering, neither we nor any of our subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary share or ordinary share equivalents, subject to certain exceptions, or (ii) file any registration statement or any amendment or supplement thereto.

In addition, pursuant to certain “lock-up” agreements, our officers and directors have agreed for a period of forty-five (45) days after the closing of offering, that, subject to certain exceptions, they shall offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the holder or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the holder), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any ordinary shares or securities convertible, exchangeable or exercisable into, ordinary shares beneficially owned, held or hereafter acquired by the holder or make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, with respect to the registration of any ordinary shares or ordinary share equivalents or publicly disclose the intention to do any of the foregoing.

The restrictions described above will not apply to ordinary shares delivered as a result of the exercise of the pre-funded warrants.

Settlement

We expect to deliver the securities against payment for the securities on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the second business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the securities initially are expected to settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Titan Partners Group LLC, a division of American Capital Partners, LLC and Titan Partners Group LLC, a division of American Capital Partners, LLC may distribute this prospectus supplement and the accompanying prospectus electronically. Titan Partners Group LLC, a division of American Capital Partners, LLC’s address is 4 World Trade Center, 29th Floor, New York, NY 10007.

MATERIAL CHANGES

Except as otherwise described above and in our 2024 Form 20-F, in our Reports of Foreign Private Issuer on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement and accompanying prospectus, no reportable material changes have occurred since April 30, 2025.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities offered under this prospectus supplement and accompanying prospectus.

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus will be passed on for us by Travers Thorp Alberga. Other legal matters concerning this offering, including the validity of the pre-funded warrants will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Titan Partners Group LLC, a division of American Capital Partners, LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York with respect to U.S. legal matters.

EXPERTS

The financial statements for the years ended December 31, 2024 and 2023, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Marcum Asia CPAs LLP is Seven Penn Plaza, Suite 830, New York, New York, 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus supplement and accompanying prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement and accompanying prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus supplement and accompanying prospectus or the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement. We incorporate by reference herein:

●	our 2024 Form 20-F filed with the SEC on April 30, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on January 6, 2025 and February 10, 2025; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and accompanying prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement and accompanying prospectus.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and accompanying prospectus and in any document previously incorporated by reference in this prospectus supplement and accompanying prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.

Meridien House

42 Upper Berkeley Street

Marble Arch

London, United Kingdom W1H 5QJ

+44203988057

Prospectus

$300,000,000

Gorilla Technology Group Inc.

Debt Securities

Ordinary Shares

Preference Shares

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus may also be used by one or more selling securityholders of the securities described herein. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectuses to be provided will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus, the accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “GRRR” and “GRRRW,” respectively. On August 15, 2023, the closing prices for our ordinary shares and warrants on Nasdaq were $1.80 per ordinary share and $0.12 per warrant.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings and selling securityholders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents,” before making your investment decision.

You should rely only on the information incorporated by reference or contained in this prospectus, any prospectus supplement, any applicable free writing prospectus and the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, the registration statement or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

On July 13, 2022, the registrant, Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly-owned subsidiary of the registrant (“Merger Sub”), and Global SPAC Partners Co., a Cayman Islands exempted company (“Global”), consummated the business combination (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of December 21, 2021, as amended and restated on May 18, 2022 (the “Business Combination Agreement”), by and among such parties. In connection with the closing of the Business Combination, Merger Sub merged with and into Global, with Global surviving the merger and Global became a wholly-owned subsidiary of the registrant, with the securityholders of Global becoming securityholders of the registrant.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

Gorilla is a provider of edge AI technology for security convergence, video intelligence, Internet of Things (IoT) security and edge content management with operations and established distribution and sales channels globally.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of government, commercial, and industrial entities. We service our customers directly or partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through channel partners or resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Security Convergence and Video IoT.

Selected Risks Associated with an Investment in Shares of Our Ordinary Shares

Our business is subject to numerous risks. You should read these risks before you invest in our ordinary shares. In particular, our risks include, but are not limited to, the following:

●	Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

●	If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

●	If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

●	Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

●	Aside from fiscal year 2022, Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

●	Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

●	Historically, a single customer has accounted for a material portion of Gorilla’s revenues and the Government of Egypt is anticipated to account for a material portion of Gorilla’s future revenues, so therefore, the loss of either such historical customer or the Government of Egypt as a customer could materially and adversely affect its business, results of operations and financial condition;

●	Gorilla anticipates that a material portion of its incoming capital inflows will be denominated in Egyptian pounds (“EGP”), and that such capital will need to be converted into U.S. dollars in order to fund Gorilla’s ongoing operations. Such conversions may take months under current market and regulatory conditions and leave Gorilla exposed to fluctuations in the value of EGP, which could materially impact Gorilla’s cash flow management;

●	A material portion of Gorilla’s revenues over the next three years is expected to come from the Company’s contract with the Government of Egypt, and if the Company fails to meet its obligations under such contract, such anticipated revenues may not be fully realized;

●	Gorilla’s business depends on expanding its base of clients and generating new projects with maintenance services post-project completion for its clients, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

●	If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

●	The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use of its services and products;

●	The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

●	Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

●	Other factors described under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as those factors described under the heading “Item 3.D. Risk Factors” in Gorilla’s annual report on Form 20-F for the year ended December 31, 2022, Exhibit 99.5 of the Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and in other documents Gorilla files with the SEC.

Corporate Information

Gorilla was incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is https://www.gorilla-technology.com, and our telephone number is +442039880574. The effective date of the registration statement (Commission File No. 333-262069) registering certain ordinary shares offered pursuant to the Business Combination Agreement upon which Gorilla’s ordinary shares were listed on the Nasdaq Capital Market was July 7, 2022. The Business Combination closed on July 13, 2022. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq Stock Market requirements, provided that we disclose those Nasdaq Stock Market requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. Gorilla is not required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 5. You should carefully consider such risks before deciding to invest in our securities.

Recent Developments

On August 17, 2023, we entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., referred to as the agent. In accordance with the terms of the Sales Agreement, we may issue and sell, from time to time, ordinary shares, through the agent, acting as agent or principal. Sales of ordinary shares, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Under the Sales Agreement, the agent is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with each of their normal trading and sales practices, on mutually agreed terms between the agent and us. This prospectus is intended to cover, among others, the offering, issuance and sale by us of ordinary shares in at the market offerings as contemplated by the Sales Agreement, with further details being specified in a prospectus relating to the Sales Agreement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our ordinary shares, you should carefully consider the risks set forth under the captions “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 (“2022 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 28, 2023 and Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our ordinary shares. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These factors are discussed in the risk factors described in the 2022 Form 20-F, Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and this prospectus, as well as the “Special Note Regarding Forward-Looking Statements and Risk Factor Summary” section of the 2022 Form 20-F, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus, including in the information incorporated by reference in this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of June 30, 2023.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.3 to our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

Cash and cash equivalents	$10,268,581
Total equity	$29,077,222
Debt:
Current borrowings	$17,970,964
Non-current borrowings	$6,491,613
Total indebtedness	$24,462,577
Total capitalization	$53,539,799

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or redemption of indebtedness, or repurchases of ordinary shares. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Gorilla Technology Group Inc., unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

●	the title of those debt securities;

●	any limit on the aggregate principal amount of that series of debt securities;

●	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

●	the interest rate or rates (which may be fixed or variable) or the method or methods used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the place or places where, and the manner in which, principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

●	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

●	the denominations in which those debt securities will be issuable;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

●	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

●	the events of default and covenants relating to the debt securities that are in addition to, or that modify or delete those described in this prospectus;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	the nature and terms of any security for any secured debt securities;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the Cayman Islands, the United Kingdom, the United States, any state of the United States or the District of Columbia, and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

●	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	certain events in bankruptcy, insolvency or reorganization relating to us; or

●	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors, or the Board, or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

●	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

●	evidence the assumption by a successor entity of our obligations;

●	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

●	add any additional events of default;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	add guarantees with respect to or secure any debt securities;

●	establish the forms or terms of debt securities of any series;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

●	change the currency in which the principal, and any premium or interest, is payable;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

●	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of a continuing event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preference shares that our Board may designate. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in preference shares, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preference shares. We will deposit the preference shares underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preference shares underlying the depositary shares in proportion to the applicable fractional interest in the underlying preference shares. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preference shares according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preference shares to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preference shares will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preference shares underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preference shares of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the preference shares underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of preference shares underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

●	the depositary has redeemed all related outstanding depositary shares, or

●	we have liquidated, terminated or wound up our business and the depositary has distributed the preference shares of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preference shares and any redemption of the preference shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preference shares. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference shares unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

Outstanding Warrants

For a discussion of our outstanding warrants, please see “Description of Share Capital”.

Warrants Issuable

The following is a summary of the general terms of the warrants we may offer and sell under this prospectus.

We may issue warrants for the purchase of debt securities, preference shares, ordinary shares, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, terms and number of shares of debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants;

●	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

●	the date, if any, on and after which the warrants and the related debt securities, preference shares or ordinary shares will be separately transferable;

●	the price at which each share of debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares or preference shares. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

●	the title of the rights;

●	the date of determining the shareholders entitled to the rights distribution;

●	the title, aggregate number, and terms of the ordinary shares or preference shares purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or preference shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or preference shares purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Share Capital

Authorized Capitalization

Our authorized share capital consists of 245,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001, of which 68,923,092 ordinary shares were issued and outstanding as of August 15, 2023, which amount does not include 2,814,895 treasury shares currently outstanding but does include Earnout Shares (as defined in the Business Combination Agreement) currently held in escrow. In addition, as of August 15, 2023, warrants exercisable for an aggregate 9,582,724 ordinary shares were outstanding. As of December 31, 2022, 68,542,842 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2022 and August 15, 2023 is the result of 380,250 warrants for ordinary shares being converted into ordinary shares. As of August 15, 2023, Gorilla has 687,149 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $1.17.

On July 12, 2023, the board approved share awards in an aggregate amount of 1,041,226 ordinary shares to certain eligible employees, officers, non-employee directors, and current and former service providers, which amounts will be granted on the effective date of registration statements covering the resale of such ordinary shares.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights. The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Preference Shares

The Amended and Restated Memorandum and Articles of Association of Gorilla authorize the issuance of up to 5,000,000 blank check preference shares with such designations, rights and preferences as may be determined from time to time by Gorilla’s board of directors. Accordingly, Gorilla’s board of directors are empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of Gorilla.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the securities represented by the registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

●	will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or the selling securityholder(s) may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our ordinary shares are currently listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired, or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

EXPENSES

The following is a statement of estimated fees and expenses (other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, excluding underwriting discounts and commissions.

Itemized expense	Amount
SEC registration fee		$33,060
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

MATERIAL CHANGES

Except as otherwise described above and in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since April 28, 2023.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

LEGAL MATTERS

The validity of any ordinary shares or preference shares offered by this prospectus will be passed upon for us by Travers Thorp Alberga. The validity of any securities, other than any ordinary Shares or preference shares, offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 17, 2023; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.
Meridien House
42 Upper Berkeley Street
Marble Arch
London, United Kingdom W1H 5QJ
+442039880574

GORILLA TECHNOLOGY GROUP INC.

2,529,946 Ordinary Shares

Pre-Funded Warrants to Purchase 3,470,054 Ordinary Shares

3,470,054 Ordinary Shares Issuable Upon Exercise of Pre-Funded Warrants

Prospectus Supplement

June 30, 2025

Sole Placement Agent

Titan Partners Group

a division of American Capital Partners